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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Current Report on Form 8-K of Amazon.com, Inc. of our report dated April 23, 1999 relating to the financial statements of Alexa Internet which appears in the Form 8-K of Amazon.com, Inc. dated May 12, 1999.


/s/ PricewaterhouseCoopers, LLP
-------------------------------------
PricewaterhouseCoopers LLP
San Francisco, California
May 17, 1999